UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2015
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CHESAPEAKE LODGING TRUST
(Exact name of registrant as specified in its charter)
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Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (410) 972-4140
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the acquisition of The Royal Palm-Miami South Beach on March 9, 2015, as further described in Item 2.01 below, Chesapeake Lodging Trust (the “Trust”) entered into a loan agreement with Wells Fargo Bank, N.A. to obtain a $125.0 million term loan maturing in March 2017, subject to an extension for another year at the Trust’s option subject to satisfaction of customary conditions. The term loan is secured by a first mortgage lien on The Royal Palm-Miami South Beach and the related equipment, fixtures, personal property and other assets associated with the hotel.
The loan bears interest equal to LIBOR, plus 2.40%. Contemporaneous with the closing of the term loan, the Trust entered into an interest rate swap to effectively fix the interest rate at 3.34% per annum for the original two-year term. The loan agreement and related documents contain representations, warranties, covenants, conditions and events of default customary for single-property mortgage financings of this type. In addition, the Trust and its operating partnership, Chesapeake Lodging, L.P., through which the Trust conducts its operations, have guaranteed payment of $25.0 million of the principal borrowed, all interest payable and certain other matters under the term loan and related documentation.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 9, 2015, the Trust acquired the 393-room Royal Palm-Miami South Beach from Fillmore RYPS Holdings, LLC for a purchase price of $278.0 million, plus customary pro-rated amounts and closing costs. The Trust funded the acquisition with available cash on hand, a borrowing under its revolving credit facility and by obtaining a $125.0 million two-year term loan, as further described under Item 1.01 above.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 above related to the Trust’s entrance into a loan agreement on March 9, 2015 is incorporated herein by reference.

A copy of the Trust’s press releases announcing the transactions described above are filed as Exhibits 99.1 and 99.2 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated March 9, 2015.
99.2	Press release dated March 9, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2015	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer